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                                                                       EXHIBIT 2

THE SECURITY EVIDENCED BY THIS WARRANT OR THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES. THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT UNDER SUCH ACT.

              VOID AFTER 5 P.M., CALIFORNIA TIME ON AUGUST 18, 2003


                               WARRANT TO PURCHASE
                              CLASS A COMMON STOCK

     SEPRAGEN CORPORATION, a California corporation (the "Company"), hereby certifies that K. CHARLES JANAC or his registered assign(s) (collectively referred to as the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company Two Hundred Thirty Four Thousand Six Hundred and Sixty Seven (234,667) fully paid and nonassessable shares of the Class A Common Stock of the Company (the "Shares") at the purchase price of $0.46875 per share (the "Purchase Price"). Both the Purchase Price and such number of Shares are subject to adjustments as described below.

     1. EXERCISE OF WARRANT; RESERVATION OF SHARES. Subject to the restrictions herein, this warrant may be exercised in whole or in part by the Holder at any time before 5 p.m., California local time, on August 18, 2003 by the surrender of this Warrant, together with the Notice of Exercise attached hereto as Attachment 1, duly completed and executed, at the principal office of the Company, accompanied by payment in cash or by check in full with respect to the Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company shall at all times after the date of this Warrant and until expiration of this Warrant reserve for issuance and delivery upon

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issuance of this Warrant the number of Shares of Common Stock required for exercise of this Warrant.

     2. DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within thirty
(30) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, (i) a certificate or certificates for the number of Shares to which such Holder shall be entitled upon such exercise and (ii) if this Warrant is not exercised in full, a warrant containing terms identical to herein, provided the number of Shares subject to this Warrant shall be reduced by the number of Shares exercised by delivery of the Notice of Exercise pursuant to Section 1.

     3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

          3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of any class of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of any class of the Common Stock of the Company shall be combined into a smaller number of shares,

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the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

          3.2 RECLASSIFICATION. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the "Reclassification Events") shall be effected in such a way that holders of any class of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

          3.3 ADJUSTMENTS UPON ISSUANCE OF ADDITIONAL STOCK. If the Company shall issue "Additional Stock" (as defined below) for a consideration per share less than the Exercise Price then in effect on the date and immediately prior to such issue, then and in such event, such Exercise Price shall be reduced concurrently with such issue, to a price equal to the price per share for such Additional Stock.

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     For purposes of this subsection "Additional Stock" shall mean all common stock issued by the Corporation after the date hereof other than common stock issued or issuable at any time (1) upon conversion of any preferred stock; (2) upon exercise of options issued to officers, directors, and employees of, and consultants to, the Company after the date hereof and approved by the Board of Directors pursuant to an employee stock option plan; or (3) upon exercise of Warrants outstanding on the date hereof; (4) after August 18 1999; (5) provided, however, that the company shall not be deemed to have issued additional stock until after the Company has issued securities with aggregate proceeds to the Company of $500,000.

     For the purpose of making any adjustment in the Exercise Price as provided above, the consideration received by the Company for any issue or sale of Additional Stock will be computed:

               (a) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

               (b) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors; and

               (c) if common stock is issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such common stock.

     If the Company (1) grants any rights or options to subscribe for, purchase, or otherwise acquires common stock, or (2) issues or sells any security convertible into common stock, then, in each case, the price per share of common stock issuable on the

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exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of shares of common stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of common stock issuable on exercise or conversion at the price per share determined under this subsection, and the Exercise Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Exercise Price will be made as a result of the actual issuance of common stock on the exercise of any such rights or options or the conversion of any such convertible securities.

     Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, common stock, the Exercise Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, common stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Exercise Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of shares of common stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

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          3.4  NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company's Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4. NOTICES OF RECORD DATE, ETC. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution (the "Distribution") the Company will mail or cause to be mailed to the Holder of the Warrant a notice specifying the date of any such Distribution and stating the amount and character of such Distribution. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

     5. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     6. NEGOTIABILITY, ETC. This Warrant may be transferred in whole or in part by the Holder to any person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Shares may be legally transferred without registration and without the delivery of a current prospectus under the Securities

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Act of 1933, as amended (the "Act"), as well as applicable State Securities laws with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this section with respect to any resale or disposition of such securities unless, in the opinion of counsel to the Company, such agreement is not required. The terms hereof shall be binding upon the executors, administrators, heirs and assigns of the Holder.

     7. NOTICES, ETC. All notices and other communication shall be mailed by first class mail, postage prepaid, at such address as may have been furnished in writing by the receiving party.

     8. GOVERNING LAW HEADINGS. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such state. The headings of this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

     9.   CONVERSION OF WARRANT.

          9.1 RIGHT TO CONVERT. In addition to, and without limiting the other rights of the Holder hereunder, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any part hereof into Shares at any time and from time to time during the term hereof. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Converted Shares"), the Company shall deliver to the Holder, without payment by the Holder, or any Purchase Price or any cash or other consideration, that number of Shares computed using the following formula:

                             X    =      B-A
                                         ---
                                          Y

          Where:  X = The number of Shares to be issued to the Holder.

                  Y = The fair Market Value of one Share as of the Conversion
                      Date. If the Company's Common Stock is publicly

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                      traded at the time of exercise of this Warrant, the Fair
                      Market Value shall be the average closing price of the Company's Common Stock on the five trading days prior to the Conversion Date. If the Company's Common Stock is not publicly traded at the time of exercise of this Warrant, the Fair Market Value of one Share as of the Conversion Date shall be determined in good faith by the Board of Directors of the Company.

                  B = The Aggregate Fair Market Value (i.e., Fair Market Value
                      x Converted Shares)

                  A = The Aggregate Purchase Price (i.e., Purchase Price x
                      Converted Shares)

          9.2 METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the Company's principal office, together with a written statement (the "Conversion Statement") specifying that the Holder intends to exercise the Conversion Right and indicating the number of Shares to be acquired upon exercise of the Conversion Right. Such conversion shall be effective upon the Company's receipt of this Warrant, together with the Conversion Statement, or on such later date as is specified in the Conversion Statement (the "Conversion Date"). Certificates for the Shares so acquired shall be delivered to the Holder within a reasonable time, not exceeding thirty (30) days after the Conversion Date. If applicable, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Shares which Holder is entitled to purchase hereunder. The issuance of Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax with respect thereto or any other cost incurred by the Company in connection with the conversion of this Warrant and the related issuance of Shares.

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Date: August 18, 1998                  SEPRAGEN CORPORATION

                                       By: /s/ VINIT SAXENA
                                           -------------------------------------
                                       Its: President
                                           -------------------------------------

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                                  ATTACHMENT I

                               NOTICE OF EXERCISE

TO:  SEPRAGEN CORPORATION
     30689 HUNTWOOD AVENUE
     HAYWARD, CA 94544

     1. The undersigned hereby elects to acquire _________________ shares of Class A Common Stock of SEPRAGEN CORPORATION pursuant to the terms of the attached Warrant, by exercise or conversion of _________________ shares and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Series C Preferred Stock in the name of the undersigned or in such other name as is specified below:

                    ----------------------------------------
                                      NAME

                    ----------------------------------------
                                     ADDRESS



                                          --------------------------------------
                                          DATE
                                          (Name of Warrant Holder)


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------
                                     (Name of purchaser, and title and signature
                                     of authorized person)

                                          Social Security Number or Federal
                                          Employer ID Number:

                                          --------------------------------------